WESTNET COMMUNICATION GROUP, INC. BY-LAWS

BY-LAWS OF WESTNET COMMUNICATION GROUP, INC.

                   ARTICLE I     OFFICES

         The  principal  office  of the  Corporation  shall be  established  and maintained at 2921 N. Tenaya Way, Suite 208, in the City of Las Vegas, County of Clark,  State of Nevada.  The  Corporation  may also have offices at such places within  or  without  the  State of  Nevada  as the  board  may from time to time establish.

                   ARTICLE II     SHAREHOLDERS

1. MEETINGS. The annual meeting of the shareholders of this Corporation shall be held on the fifteenth  day of September,  of each year or at such other time and place  designated  by  the  Board  of  Directors  of the  Corporation.  Business transacted at the annual  meeting shall include the election of Directors of the Corporation  and all other matters  properly before the Board. If the designated day shall fall on a Sunday or legal  holiday,  the meeting  shall be held on the first business day thereafter.

2. SPECIAL  MEETINGS.  Special meetings of the  Shareholders  shall be held when directed  by the  President  or the Board of  Directors,  or when  requested  in writing by the holders of not less than ten (10%) of all the shares  entitled to vote at the meeting.  A meeting requested by Shareholders  shall be called for a date not less than ten (10) nor more than  thirty (30) days after the request is made unless the Shareholders  requesting the meeting designate a later date. The call for the meeting  shall be issued by the  Secretary,  unless the  President, Board of Directors,  or  Shareholders  requesting  the meeting  shall  designate another person to do so.

3.  PLACE.  Meetings of  Shareholders  shall be held at the  principal  place of business of the  Corporation  or at such other place as may be designated by the Board of Directors.

4.  NOTICE.  Written  notice to each  Shareholder  entitled to vote  stating the place,  day and hour of the meeting and, in the case of a special  meeting,  the purpose or purposes for which the meeting is called, shall be delivered not less than  ten (10) nor more  than  thirty  (30)  days  before  the  meeting.  If any Stockholder  shall transfer his stock after notice, it shall not be necessary to notify the  transferee.  Any  Stockholder may waive notice of any meeting either before, during or after the meeting.

5. QUORUM. The majority of the Shares entitled to vote, represented in person or by Proxy,  shall  constitute  a Quorum at a meeting of  Shareholders,  but in no event shall a Quorum consist of less than 1/3 of the shares  entitled to vote at the meeting.

     After a  Quorum  has  been  established  at a  Shareholders'  meeting,  the subsequent  withdrawal  of  Shareholders,  so as to reduce  the number of shares entitled to vote at the meeting  below the number  required for a Quorum,  shall not effect the  validity of any action  taken at the meeting or any  adjournment thereof.

6. PROXY. Every Shareholder entitled to vote at a meeting of Shareholders, or to express  consent  or  dissent   without  a  meeting,   or  his  duly  authorized attorney-in-fact,  may  authorize  another  person or  persons to act for him by Proxy. The Proxy must be signed by the Shareholder or his  attorney-in-fact.  No Proxy  shall be valid  after  the  expiration  of six (6)  months  from the date thereof, unless otherwise provided in the Proxy.

                   ARTICLE III     DIRECTORS

1. BOARD OF DIRECTORS.  The Board of Directors shall consist of from two to nine members,  as  decided  by a  vote  of  the  Shareholders  The  business  of  the Corporation  shall be managed and its corporate  powers  exercised by a Board of Directors,  each of whom shall be of majority age. It shall not be necessary for Directors to be Shareholders.

2.  ELECTION  AND TERM OF  DIRECTORS.  Directors  shall be elected at the annual meeting of  Stockholders  and each Director  elected shall hold office until his successor  has been elected and  qualified,  or until his prior  resignation  or removal.

3.  VACANCIES.  If the office of any  Director,  member of a committee  or other officer becomes vacant,  the remaining  Directors in office, by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

4.  REMOVAL OF  DIRECTORS.  Any or all of the  Directors  may be removed with or without cause by vote of a majority of all of the stock outstanding and entitled to vote at a special meeting of Stockholders called for that purpose.

5. NEWLY  CREATED  DIRECTORSHIPS.  The number of  Directors  may be increased by amendment of these By-Laws and by the affirmative vote of a majority in interest of the  Stockholders,  at the annual meeting or at a special  meeting called for that purpose,  and by like vote the  additional  Directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

6.  RESIGNATION.  A Director may resign at any time by giving  written notice to the Board, the President or the Secretary of the Corporation.  Unless otherwise specified in the notice,  the resignation shall take effect upon receipt thereof by the Board of such  resignation,  and the acceptance of the resignation  shall not be necessary to make it effective.

7. QUORUM OF DIRECTORS.  A majority of the Directors  shall  constitute a quorum for the  transaction of business.  If at any meeting of the Board there shall be less than a quorum  present,  those present may adjourn,  and no further  notice thereof need to be given other than by  announcement  at the meeting which shall be so adjourned.

8.  PLACE AND TIME OF BOARD  MEETINGS.  The Board  may hold its meeting  at the office of the Corporation or at such other places,  either within or without the State, as it may from time to time determine.

9. NOTICE OF MEETINGS OF THE BOARD. A regular annual meeting of the Board may be held  without  notice  at such  time and  place as it  shall  from  time to time determine.  Special  meetings  of the  Board  shall be held  upon  notice to the Directors  either  personally,  by mail or by wire.  Special  meetings  shall be called by the  President  or by the  Secretary  on the  written  request  of two Directors.  Notice of a meeting  need not be given to any Director who submits a waiver of notice before or after the meeting or who attends the meeting  without protesting the lack of notice to him prior thereto or at its commencement.

10. REGULAR ANNUAL MEETING.  A regular annual meeting of the Board shall be held immediately  following the annual meeting of Stockholders  at the place of such annual meeting of Stockholders.

11. EXECUTIVE AND OTHER COMMITTEES.  The Board, by resolution, may designate two or more of their members to the Executive  Committee.  To the extent provided in said resolution or these By-Laws,  said committee may exercise the powers of the Board concerning the management of the business of the Corporation.

12. COMPENSATION. No compensation shall be paid to Directors, as such, for their services,  but by resolution  of the Board,  a fixed sum and expenses for actual attendance,  at each regular or special meeting of the Board, may be authorized. Nothing  herein  contained  shall be construed  to preclude  any  Director  from serving  the  Corporation  in any  other  capacity  and  receiving  compensation therefor.

                   ARTICLE IV     OFFICERS

1.   OFFICERS, ELECTION AND TERM.

         a. The Board may elect or appoint a Chairman, a President,  one or more Vice Presidents,  a Secretary and a Treasurer, and such other officers as it may determine, who shall have such duties and powers as hereinafter provided.

         b. All officers  shall be elected or appointed to hold office until the meeting of the Board following the next annual meeting of Stockholders and until their successors have been elected or appointed and qualified.

         c. Any two or more offices may be held by the same person.

2.   REMOVAL, RESIGNATION, SALARY, ETC.

         a. Any officer  elected or appointed by the Board may be removed by the Board with or without cause.

         b. In the event of the death, resignation or removal of an officer, the Board in its  discretion  may elect or appoint a successor to fill the unexpired term.

         c. Any officer  elected by the  Shareholders  may be removed  only by a majority vote of the Shareholders  unless otherwise provided by the Shareholders.

         d. The salaries of all officers shall be fixed by the Board.

         e. The  Directors  may  require any  Officer to give  security  for the faithful performance of his duties.

3. DUTIES. The officers of this Corporation shall have the following duties:

         a.  The  President  shall  be  the  chief  executive   officer  of  the Corporation,  shall have  general  and active  management  of the  business  and affairs of the Corporation  subject to the directions of the Board of Directors, and shall preside at all meetings of the Shareholders and Board of Directors.

         b. The  Secretary  shall  have  custody  of, and  maintain,  all of the corporate records except the financial records;  shall record the minutes of all meetings of the  Shareholders  and Board of  Directors,  send all notices of all meetings,  and perform  such other duties as may be  prescribed  by the Board of Directors or the President.

         c.  The  Treasurer  shall  have  custody  of all  corporate  funds  and financial  records,  shall  keep full and  accurate  accounts  of  receipts  and disbursements and render accounts thereof at the annual meetings of Shareholders and whenever else required by the Board of Directors or the President, and shall perform such other duties as may be  prescribed by the Board of Directors or the President.

4. REMOVAL OF OFFICERS. An officer or agent elected or appointed by the Board of Directors  may be  removed  by the Board  whenever,  in its  judgment,  the best interests of the Corporation  will be served thereby.  Any vacancy in any office may be filled by the Board of Directors.

                   ARTICLE V     STOCK CERTIFICATES

1.  ISSUANCE.  Every holder of shares of this  Corporation  shall be entitled to have  a  certificate  representing  all  shares  of  which  he is  entitled.  No certificate shall be issued for any share until such share is fully paid.

2. FORM. Certificates representing shares in this Corporation shall be signed by the President or Vice President and the Secretary or an Assistant  Secretary and may be sealed with the seal of the corporation or a facsimile thereof.

3.  TRANSFER  OF STOCK.  The  Corporation  shall  register  a stock  certificate presented  to it for  transfer if the  certificate  is properly  endorsed by the holder of record or by his duly authorized attorney.

5. LOST,  STOLEN OR DESTROYED  CERTIFICATES.  If the Shareholder  shall claim to have lost or destroyed a certificate of shares issued by the Corporation,  a new certificate shall be issued upon the making of an  affidavit  of that fact by the person  claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity in such amount and with such sureties, if any, as the Board may reasonably require.

                   ARTICLE VI     BOOKS AND RECORDS

1. BOOKS AND RECORDS. This Corporation shall keep correct and complete books and records of account and minutes of the proceedings of its Shareholders,  Board of Directors and committees of Directors.

This  Corporation  shall  keep  at its  registered  office  or principal place of business a record of its  Shareholders,  giving the names and addresses of all Shareholders and the number of the shares held by each.

Any books,  records and  minutes may be in written  form or in any other form capable of being  converted into written form within a reasonable time.

2.  SHAREHOLDERS'  INSPECTION RIGHTS. Any person who shall have been a holder of record of shares or of voting trust  certificates  therefor at least ninety (90)days immediately preceding his demand or shall be the holder of record of shares or of  voting  trust  certificates  for  at  least  five  (5%)  percent  of  the outstanding  shares of the Corporation,  upon written demand stating the purpose thereof,  shall have the right to examine,  in person, by agent or attorney,  at any reasonable time, for any proper purpose,  the  Corporation's  relevant books and  records of  accounts,  minutes,  and records of shareholders,  and to make extracts therefrom.

3.  FINANCIAL  INFORMATION.  Not later than three (3) months  after the close of each fiscal year,  this  Corporation  shall prepare a balance sheet showing,  in reasonable  detail,  the financial  condition of the Corporation at the close of its fiscal  year,  and a profit and loss  statement  showing  the results of the operations of the Corporation during its fiscal year.

Upon the  written  request  of any  Shareholder  or  holder of voting trust  certificates for shares of the Corporation,  the Corporation shall mail to each  Shareholder  or holder of voting trust  certificates a copy of the most recent such balance sheet and profit and loss statement.

The  balance  sheet and  profit and loss  statements  shall be filed in the registered  office of the Corporation of this state,  shall be kept for at least five  years,  and shall be subject to  inspection  during  business hours by any Shareholder or holder of voting trust certificates, in person or by agent.

                   ARTICLE VII      DIVIDEND

     The Board may out of funds legally  available  therefor,  at any regular or special meeting,  declare dividends upon the capital stock of the Corporation as and when it deems  expedient.  Before  declaring  any dividend  there may be set apart out of any funds of the Corporation  available for dividends,  such sum or sums as the Board from time to time in their  discretion deem proper for working capital or as a reserve  fund to meet  contingencies  or for  equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

                   ARTICLE VIII      CORPORATE SEAL

     The seal of the Corporation  shall be circular in form and bear the name of the  Corporation,  the year of its  organization  and the words "CORPORATE SEAL,STATE OF NEVADA". The seal may be used by causing it to be impressed directly on the  instrument  or writing to be sealed,  or upon  adhesive  substance  affixed thereto.  The seal on the certificates for shares or on any corporate obligation for the payment of money may be facsimile, engraved or printed.

                   ARTICLE IX     EXECUTION

     All corporate  instruments and documents shall be signed or  countersigned, executed,  verified, or acknowledged by such officer,  officers, or other person or persons as the Board may from time to time designate.

                   ARTICLE X     FISCAL YEAR

     The fiscal year shall begin the first day of August in each year.

                   ARTICLE XI     NOTICE AND WAIVER OF NOTICE

Whenever  any notice is  required  by these  By-Laws to be given,  personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient  if given by  depositing  the same in the post office box in a sealed post-paid  wrapper,  addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given and received two (2) days subsequent to mailing. Stockholders not entitled to vote  shall not be  entitled  to  receive  notice of any  meetings  except as otherwise provided by Statute.

Whenever  any  notice  is  required  to  be  given  under  the

provisions  of  any  law,  or  under  the  provisions  of  the   Certificate  of Incorporation of the Corporation or these By-Laws,  a waiver thereof in writing, signed by the person or persons  entitled  to said  notice,  before or after the time stated therein, shall be deemed equivalent thereto.

                   ARTICLE XII     CONSTRUCTION

     Whenever a conflict  arises  between the language of these  By-Laws and the Certificate of Incorporation, the Certificate of Incorporation shall govern.

                   ARTICLE XIII     BUSINESS

1.  CONDUCT  OF  BUSINESS  WITHOUT  MEETINGS.  Any  action of the  Stockholders, Directors  and  committee  may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all persons who would be entitled to vote on such action at a meeting and filed with the Secretary of the Corporation  as  part  of the  proceedings  of the  Stockholders,  Directors  or committees as the case may be.

2. MANAGEMENT BY  STOCKHOLDER.  In the event the  Stockholders  are named in the Articles of Incorporation and are empowered therein to manage the affairs of the Corporation in lieu of Directors,  the Stockholders of the Corporation  shall be deemed  Directors  for the  purposes  of these  By-Laws and  wherever  the words "directors",  "board of directors",  or "board"  appear in these By-Laws,  those words shall be taken to mean Stockholders.

The  Shareholders  may,  by majority  vote,  create a Board of Directors to manage the business of the  Corporation  and exercise its corporate powers.

                   ARTICLE XIV     AMENDMENTS

     These  By-Laws  may be altered or  repealed  and By-Laws may be made at any annual meeting of the  Stockholders  or at any special meeting thereof if notice of the  proposed  alteration  or repeal to be made be contained in the notice of such special meeting,  by the affirmative vote of a majority of the stock issued and  outstanding and entitled to vote thereat,  or by the affirmative  vote of a majority  of the Board at any  regular  meeting  of the Board or at any  special meeting of the Board if notice of the proposed  alteration or repeal to be made, be contained in the notice of such special meeting.

                   ARTICLE XV     REMARKS

     Whenever an officer,  director, or majority stockholder fails or refuses to comply  with  any  provision  herein  or  in  the   Corporation's   Articles  of Incorporation,  any other officer, director or shareholder shall have the right to enforce said provision and provide for said compliance  through an action for injunctive relief or a derivative  action, if such are cognizable at law, and to collect court costs and attorneys  fees from such officer,  director or majority stockholder  personally.  Any such  officer,  director or  majority  stockholder consents, for any such action, to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Clark County, State of Nevada.

                   ARTICLE XVI - INDEMNITY

     Any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or  interstate  representative  is or was a director, officer or employee of the  Corporation or of any corporation in which he served as  such  at  the  request  of  the  Corporation  shall  be  indemnified  by the Corporation against the reasonable expenses,  including attorneys fees, actually and necessarily  incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action,  suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for gross negligence or misconduct in the performance of his duties.

     The foregoing right of indemnification shall not be deemed  exclusive of any other rights to which any officer or director -or employee may be entitled apart from the provisions of this section.

     The amount  of indemnity  to which any officer or  any director  may be en-titled  shall be fixed by the  Board of  Directors,  except  that in any case in which  there is no  disinterested  majority of the Board  available,  the amount shall  be fixed  by  arbitration  pursuant  to the  then  existing  rules of the American Arbitration Association.

     Accepted this 14th  Day of October, 1998 by

                                               /s/ Nancy Cooke-Wilcox

                                             --------------------------

                                                     Secretary